UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2017

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INC RESEARCH HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36730	27-3403111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3201 Beechleaf Court, Suite 600 Raleigh, North Carolina	27604-1547
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (919) 876-9300
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers.

(e)    Amendment to Alistair Macdonald Executive Service Agreement

On April 1, 2017, INC Research Holding Limited (“Limited”) entered into an amendment to Limited’s Executive Service Agreement, dated July 27, 2016 between Limited and Alistair Macdonald, the Chief Executive Officer of Limited and its parent company, INC Research Holdings, Inc. (the “Company”) and a member of the Board of Directors of the Company (the “Amendment”). The Amendment revises Mr. Macdonald’s U.K. pension entitlements in compliance with U.K. pension regulations, provides for an annual travel allowance and provides Mr. Macdonald with severance entitlements that are consistent with the severance entitlements that other executive officers of the Company receive under the Company’s Executive Severance Plan.

If Mr. Macdonald’s employment is terminated without cause or he resigns for good reason (other than as described in the next sentence), then he will receive a cash severance payment equal to two times his base salary and 12 months of health care coverage continuation. If Mr. Macdonald is terminated without cause or he resigns for good reason during the period commencing three months prior to and ending 24 months after a change in control of the Company, then he will receive a cash severance payment equal to three times his base salary plus one times his target bonus, 12 months of health care coverage continuation and full vesting of any outstanding equity awards.

The foregoing summary of the Amendment is qualified in its entirety by reference to the agreement itself, which is attached to the Current Report as Exhibit 10.1 and which is incorporated by reference in its entirety into this Item 5.02.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Amendment One to the Executive Service Agreement, effective as of April 1, 2017, between INC Research Holding Limited and Alistair Macdonald.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INC RESEARCH HOLDINGS, INC.

Date:	April 6, 2017	By:	/s/ Christopher L. Gaenzle
			Name:	Christopher L. Gaenzle
			Title:	Chief Administrative Officer, General Counsel and Secretary